Exhibit 99.1
THORATEC REPORTS 44 PERCENT INCREASE IN THIRD QUARTER REVENUES
COMPANY INCREASES REVENUE AND EARNINGS GUIDANCE FOR 2008
BASED ON CONTINUING ADOPTION OF HEARTMATE II®
     (PLEASANTON, CA), October 30, 2008—Thoratec Corporation (NASDAQ: THOR), a world leader in device-based mechanical circulatory support therapies to save, support and restore failing hearts, today said that revenues for the third quarter of 2008 increased 44 percent over revenues in the same period a year ago.
     Revenues for the quarter ended September 27, 2008, were $80.8 million versus $56.1 million in the third quarter of 2007. Net income on a GAAP basis in the third quarter of 2008 was $7.2 million, or $0.12 per diluted share, compared with a net loss on a GAAP basis of $1.4 million, or $0.03 per share, in the same period a year ago. Non-GAAP net income, which is described later in this press release, was $10.5 million, or $0.17 per diluted share, compared with non-GAAP net income of $2.5 million, or $0.04 per diluted share, in the third quarter of 2007.
     For the first nine months of fiscal 2008, revenues were $227.9 million, a 34 percent increase over revenues of $170.7 million in the first nine months of fiscal 2007. On a GAAP basis, Thoratec reported net income of $16.2 million, or $0.28 per diluted share, versus a net loss of $430,000, or $0.01 per share, in the same period a year ago. Non-GAAP net income for the first nine months of fiscal 2008 was $27.1 million, or $0.45 per diluted share, compared with non-GAAP net income of $12.0 million, or $0.22 per diluted share, in the first nine months of fiscal 2007.
     “As was the case last quarter, our strong financial performance was driven by the continued adoption of the HeartMate II LVAS (Left Ventricular Assist System) for bridge-to-transplantation, which helped generate a 68 percent increase in revenues from our Cardiovascular Division versus a year ago,” said Gary F. Burbach, president and chief executive officer of Thoratec. “In addition to experiencing greater implant activity, we also added 17 new HeartMate II centers during the quarter. We have now added a total of 43 new centers, surpassing our goal of adding 40 new centers during the year,” he added.
     “I am very pleased with our results to date and based on our performance through the first three quarters of the year, we believe we are positioned to have a highly successful 2008. At the same time, we are implementing programs to add new HeartMate II centers and increase activity from referring cardiologists that are designed to lay a foundation for long-term growth,” Burbach added.

     The company also updated enrollment in the Destination Therapy (DT) arm of its pivotal clinical trial for the HeartMate II. As of October 24, 2008, there were 607 patients enrolled in the DT arm of the trial, including 366 patients in the randomized portion of the study.
FINANCIAL HIGHLIGHTS
     Thoratec reported revenues of $80.8 million in the third quarter of 2008 compared with revenues of $56.1 million in the third quarter of 2007. Cardiovascular Division revenues were $57.1 million versus $34.0 million in the same period a year ago. Revenues at ITC were $23.7 million versus $22.0 million a year ago.
     GAAP gross margin in the third quarter of 2008 was 60.3 percent versus 57.7 percent a year ago. Non-GAAP gross margin, which excludes SFAS No. 123R expense and is described later in this press release, was 60.8 percent versus 58.5 percent a year ago. The improvement in gross margin reflects primarily the increase in average selling prices associated with U.S. commercial approval of the HeartMate II. This was partially offset by lower margins at ITC primarily related to geographic and product mix, and unfavorable manufacturing variances.
     Operating expenses for the third quarter of 2008 and 2007 on a GAAP basis were $40.6 million and $34.7 million, respectively. On a non-GAAP basis, operating expenses in the third quarter of 2008 were $35.2 million compared with $30.1 million in the third quarter of 2007. Operating expenses on a non-GAAP basis are described later in this press release. The year-over-year increase in operating expenses is primarily due to product and market development initiatives, commercialization efforts around the HeartMate II and higher compensation expense.
     The company’s GAAP effective tax rate for the third quarter of 2008 was 23.3 percent versus 24.0 percent a year ago. The non-GAAP tax rate for the third quarter of 2008, which is described later in this press release, was 30.9 percent versus 36.8 percent a year ago. The decrease is primarily related to R&D tax credits.
     On a GAAP and non-GAAP basis, the company’s convertible debt was dilutive to the company’s fully diluted weighted average shares outstanding for the third quarter of 2008 and the nine months ended 2007 and 2008. The increase in shares was approximately 7.3 million.
     Cash and investments at the end of the quarter were $255.4 million, an increase of $37.1 million from the end of fiscal 2007. The cash and investment balance includes $30.6 million of Auction Rate Securities classified as long-term investments.
GUIDANCE FOR FISCAL 2008
     The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. For a more detailed discussion of forward-looking statements, please see additional information below. The company provided an update to guidance for the full year. Revenues are projected to be between $302 million and $308 million. GAAP EPS is expected to be between $0.31 and $0.37 per diluted share, while non-GAAP EPS is expected to be in a range of $0.54 to $0.59 per diluted share.
CONFERENCE CALL/WEBCAST INFORMATION
     Thoratec will hold a conference call to discuss its financial results and operating activities for all interested parties at 1:30 p.m., Pacific Daylight Time (4:30 p.m., Eastern Daylight Time) today. The teleconference can be accessed by calling (719) 325-4808, passcode 7458153. Please dial in 10-15 minutes prior to the beginning of the call. The webcast will be available via the Internet at http://www.thoratec.com. A replay of the conference call will be available through Thursday, November 6, 2008, via http://www.thoratec.com, or by telephone at (719) 457-0820, passcode 7458153.
GAAP TO NON-GAAP RECONCILIATION
     Thoratec management evaluates and makes operating decisions using various measures. These measures are generally based on revenues generated by its products and certain costs of producing that revenue, such as costs of product sales, research and development and selling, general and administrative expenses. We use the following measures, which are not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”): non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP tax rate, non-GAAP net income, and non-GAAP EPS. These are non-GAAP financial measures under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. These non-GAAP financial measures are calculated by excluding certain GAAP financial items that we believe have less significance to the day-to-day operation of our business. The company has outlined below the type and scope of these exclusions and the limitations on the use of the non-GAAP financial measures as a result of these exclusions.
     Management uses these non-GAAP financial measures for financial and operational decision making, including in the determination of employee annual cash incentive compensation, as a means to evaluate period-to-period comparisons, as well as comparisons to our competitors’ operating results. Management also uses this information internally for forecasting and budgeting, as it believes that the measures are indicative of Thoratec core operating results. Management also believes that non-GAAP financial measures provide useful supplemental information to management and investors regarding the performance of the company’s business operations, provide a greater transparency with respect to key metrics used by management in its decision making, facilitate comparisons of results for current periods and guidance for future periods with our historical operating results, and assist in analyzing future trends.

     Non-GAAP net income (loss) consists of GAAP net income (loss) before taxes, excluding, as applicable, share-based compensation expense under SFAS No. 123R, amortization of purchased intangibles, and the 2007 changes in the value of the make-whole provision of our convertible notes, each as adjusted by the amount of additional taxes payable or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability.
     Non-GAAP EPS is defined as non-GAAP net income divided by the weighted average number of shares on a fully-diluted basis.
     Non-GAAP gross profit and gross margin consist of GAAP gross profit and gross margin excluding share-based compensation expense under SFAS No. 123R.
     Non-GAAP operating expenses consist of GAAP operating expenses excluding share-based compensation expense under SFAS No. 123R and amortization of purchased intangibles
     Non-GAAP tax rate consists of the GAAP tax rate adjusted for the tax effect of the adjustments from GAAP net income to non-GAAP net income.
     Management believes that it is useful in measuring Thoratec’s operations to exclude amortization of intangibles. These costs are primarily fixed at the time of an acquisition and, unlike other fixed costs that result from ordinary operations, are the result of infrequent and irregular events. Management believes it is useful to exclude 2007 changes in the value of the make-whole provision of our convertible notes as this item is also not indicative of Thoratec’s core operating business. The make-whole provision is a non-operating item that is included in other income (expense) and is part of our financing activities in 2007.
     Because of varying valuation methodologies, subjective assumptions and the variety of award types that companies can use under SFAS No. 123R, Thoratec management believes that providing non-GAAP financial measures that exclude share-based compensation allows investors to compare Thoratec’s recurring core business operating results to those of other companies and over multiple periods. The exclusion also enhances investors’ ability to review Thoratec’s business from the same perspective as Thoratec management, which believes that share-based compensation expense is not directly attributable to the underlying performance of the company’s business operations.
     There are a number of limitations related to the use of non-GAAP financial measures. First, non-GAAP financial measures exclude some costs, namely share-based compensation, that are recurring expenses. Second, share-based compensation is part of an employee’s compensation package and as such may be useful for investors to consider. Third, the components of costs that we exclude in our non-GAAP financial measures calculations may differ from components that our peer companies exclude when they report their results from operations.

     Non-GAAP financial measures should not be considered as a substitute for measures of financial performance in accordance with GAAP. However, these measures may provide additional insight into Thoratec’s financial results. Investors and potential investors are strongly encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results and not to rely on any single financial measure to evaluate our business.
     The reconciliations of the forward looking non-GAAP financial measures to the most directly comparable GAAP financial measures in the tables below include all information reasonably available to Thoratec at the date of this press release. These tables include adjustments that we can reasonably predict. Events that could cause the reconciliation to change include acquisitions and divestitures of business, goodwill and other asset impairments and sales of marketable equity securities.

The following table includes the GAAP income statement for the three and nine month periods ending 2008 and 2007.
THORATEC CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended		Nine Months Ended
	September 27,	September 29,	September 27,	September 29,
	2008	2007	2008	2007
Product sales	$80,815	$56,055	$227,890	$170,698
Cost of product sales	32,045	23,707	92,460	70,152

Gross profit	48,770	32,348	135,430	100,546

Operating expenses:
Selling, general and administrative	23,845	20,873	68,338	61,952
Research and development	13,443	10,712	38,801	32,372
Amortization of purchased intangible assets	3,295	3,143	9,887	9,439

Total operating expenses	40,583	34,728	117,026	103,763

Income (loss) from operations	8,187	(2,380)	18,404	(3,217)
Other income and (expense):
Interest expense	(1,009)	(1,016)	(3,030)	(3,158)
Interest income and other	2,183	2,261	6,642	6,214

Income (loss) before income taxes	9,361	(1,135)	22,016	(161)
Income tax expense	(2,179)	(273)	(5,834)	(269)

Net income (loss)	$7,182	$(1,408)	$16,182	$(430)

Net income (loss) per share
Basic	$0.13	$(0.03)	$0.30	$(0.01)

Diluted	$0.12	$(0.03)	$0.28	$(0.01)

Shares used to compute net income per share:
Basic	55,328	53,808	54,702	53,303
Diluted	63,993	53,808	62,979	53,303

The following table reconciles the specific items excluded from GAAP net income in the calculation of non-GAAP net income for the periods shown below:
THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Net Income
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended			Nine Months Ended
	September 27,		September 29,	September 27,	September 29,
Net income (loss) reconciliation	2008		2007	2008	2007
Net income (loss) on a GAAP basis	$7,182		$(1,408)	$16,182	$(430)
Share-based compensation expense:
- Cost of product sales	371		456	1,284	1,193
Share-based compensation expense:
- Selling, general and administrative	1,512		964	4,747	5,068
- Research and development	592		481	1,936	1,870
Amortization of purchased intangibles	3,295		3,143	9,887	9,439
Make-whole provision	—	(B)	(11)	—	(91)
Income tax effect of non-GAAP adjustments	(2,493)		(1,162)	(6,925)	(5,027)

Net income on a non-GAAP basis	$10,459		$2,463	$27,111	$12,022

	Three Months Ended			Nine Months Ended
Diluted net income (loss) per share reconciliation	September 27,		September 29,	September 27,		September 29,
(in thousands, except per share data)	2008		2007	2008		2007
Diluted net income (loss) per share on a GAAP basis	$0.12		$(0.03)	$0.28		$(0.01)
Share-based compensation expense:
- Cost of product sales	0.01		0.01	0.02		0.02
Share-based compensation expense:
- Selling, general and administrative	0.02		0.02	0.08		0.09
- Research and development	0.01		0.01	0.03		0.03
Amortization of purchased intangibles	0.05		0.05	0.16		0.18
Make-whole provision	—		—	—		—
Income tax effect of non-GAAP adjustments	(0.04)		(0.02)	(0.12)		(0.09)
Convertible debt dilution impact	—	(A)		—	(A)	—	(A)

Diluted net income per share on a non-GAAP basis	$0.17		$0.04	$0.45		$0.22

Shares used in calculation of diluted net income per share —GAAP	63,993		53,808	62,979		53,303
Shares used in calculation of diluted net income per share — Non-GAAP	63,993		55,205	62,979		62,048

(A)	The company’s total diluted share count on a non-GAAP & GAAP basis for the three and nine months ended September 27, 2008 and the nine months ended September 29, 2007 includes approximately 7.3 million shares underlying its convertible notes as they were dilutive for the quarter and year to date.

(B)	The Make-whole provision is included in non-GAAP earnings for the three and nine months ended September 27, 2008.

The following table reconciles the specific items excluded from GAAP gross profit and gross margin in the calculation of non-GAAP gross profit and gross margin for the periods shown below:
THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Gross Profit
(Unaudited)
(in thousands)

	Three Months Ended				Nine Months Ended
	September 27,		September 29,		September 27,		September 29,
	2008		2007		2008		2007
Gross profit on a GAAP basis	$48,770	60.3%	$32,348	57.7%	$135,430	59.4%	$100,546	58.9%
Share-based compensation expense	371		456		1,284		1,193

Gross profit on a non-GAAP basis	$49,141	60.8%	$32,804	58.5%	$136,714	60.0%	$101,739	59.6%

The following table reconciles the specific items excluded from GAAP operating expenses in the calculation of non-GAAP operating expenses for the periods shown below:
THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Operating Expenses
(Unaudited)
(in thousands)

	Three Months Ended		Nine Months Ended
	September 27,	September 29,	September 27,	September 29,
	2008	2007	2008	2007
Operating expenses on a GAAP basis	$40,583	$34,728	$117,026	$103,763
Share-based compensation expense:
- Selling, general and administrative	(1,512)	(964)	(4,747)	(5,068)
- Research and development	(592)	(481)	(1,936)	(1,870)
Amortization of purchased intangibles	(3,295)	(3,143)	(9,887)	(9,439)

Operating expenses on a non-GAAP basis	$35,184	$30,140	$100,456	$87,386

The following table reconciles the GAAP tax rate adjusted for the tax effect of the adjustments from GAAP net income to non-GAAP net income.
THORATEC CORPORATION
GAAP to Non-GAAP Tax Expense Reconciliation
(Unaudited)
(in thousands)

	Three Months Ended				Nine Months Ended
	September 27,		September 29,		September 27,		September 29,
	2008		2007		2008		2007
Tax expense on a GAAP basis	$(2,179	)23.3%	$(273	)24.0%	$(5,834	)26.5%	$(269	)167.2%
Amortization of purchased intangibles	(1,318)		(1,218)		(3,955)		(3,658)
Make-whole provision	—		—		—		35
Share-based compensation expense and other	(1,175)		56		(2,970)		(1,404)

Tax expense on a non-GAAP basis	$(4,672	)30.9%	$(1,435	)36.8%	$(12,759	)32.0%	$(5,296	)30.6%

The following tables reconcile the guidance on a GAAP and non-GAAP basis for the periods shown below:
THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Forward-Looking Guidance
(Unaudited)
(shares in thousands)

	For the Fiscal Year Ended 2008
Diluted net income per share reconciliation	From	To
Diluted net income per share on a GAAP basis	$0.31	$0.37
Share-based compensation expense	0.16	0.18
Amortization of purchased intangibles	0.21	0.21
Income tax effect of non-GAAP adjustments	(0.14)	(0.17)

Diluted net income per share on a non-GAAP basis	$0.54	$0.59

Shares used in calculation of diluted net income per share —GAAP	63,500	63,500
Shares used in calculation of diluted net income per share —non-GAAP (a)	63,500	63,500

(a)	Shares used in the per share calculation for reconciling items between GAAP and non-GAAP financial measures.

     Thoratec is a world leader in therapies to address advanced-stage heart failure. The company’s product lines include the Thoratec® VAD and HeartMate LVAS with nearly 12,000 devices implanted in patients suffering from heart failure. Additionally, its International Technidyne Corporation (ITC) Division supplies point-of-care blood testing and skin incision products. Thoratec is headquartered in Pleasanton, California. For more information, visit the company’s web sites at http://www.thoratec.com or http://www.itcmed.com.
     Thoratec, the Thoratec logo, HeartMate and HeartMate II are registered trademarks of Thoratec Corporation, and IVAD is a trademark of Thoratec Corporation. ITC, A-VOX Systems, AVOXimeter, HEMOCHRON, ProTime and IRMA are registered trademarks of International Technidyne Corporation. CentriMag is a registered trademark of Levitronix LLC.
     Many of the preceding paragraphs, particularly but not exclusively those addressing guidance for fiscal 2008 financial results, future performance or timelines and milestones for clinical trials, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the words, “believes,” “views,” “expects,” “projects,” “hopes,” “could, “will,” and other similar words. Actual results, events or performance could differ materially from these forward-looking statements based on a variety of factors, many of which are beyond Thoratec’s control. Therefore, readers are cautioned not to put undue reliance on these statements. Investors are cautioned that all such statements involve risks and uncertainties, including risks related to the development of new markets including Destination Therapy, the growth of existing markets for our products, customer and physician acceptance of Thoratec products, changes in the mix of existing markets for our products and related gross margin for such product sales, the results of enrollment in and timing of clinical trials, including the HeartMate II, the ability to improve financial performance, the effects of FDA regulatory requirements, the effects of healthcare reimbursement and coverage policies, the effects of seasonality in Thoratec product sales, the effects of price competition from any Thoratec competitors and the effects of any merger and acquisition related activities. Forward-looking statements contained in this press release should be considered in light of these factors and those factors discussed from time to time in Thoratec’s public reports filed with the Securities and Exchange Commission, such as those discussed under the heading, “Risk Factors,” in Thoratec’s most recent annual report on Form 10-K, and as may be updated in subsequent SEC filings. Thee forward-looking statements speak only as of the date hereof. Thoratec undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.
Contact Information:
David Smith
Executive Vice President, Chief Financial Officer
(925) 847-8600
or
Neal Rosen
Ruder-Finn
(415) 692-3058